Questions 22 and 23
-------------------
Addendum to Questions 22 and 23 on Form N-SAR


22. Registrants portfolio transactions with entities acting as principals:

List the 10 entities acting as principals with whom Registrant did the largest amount of portfolio transactions (include all short-term obligations, and U.S. Govt. & tax-free securities) in both the secondary market & in underwritten offerings set forth in order of size based upon total value of principal transactions during the current reporting period: (FOR SERIES COMPANIES, ITEMS 22 AND 23 MUST BE ANSWERED IN TOTAL FOR ALL SERIES)

                                                           Registrant
                                            IRS Number      Purchases
Name of Entity                                           (000s omitted)
BANK OF AMERICA SECURITIES LLC              56-2058405      156,779,936
CITIGROUP, INC.                             52-1568099       61,523,781
GOLDMAN, SACHS & CO.                        13-5100880       32,820,540
GRAYBILL INVESTMENTS                        00-0000000       44,412,500
JPMORGAN CHASE & CO.                        13-3224016       11,857,936
CREDIT SUISSE FIRST BOSTON CORP.            13-5659485        7,095,833
MORGAN STANLEY CO INCORPORATED              13-2665598        3,982,384
BARCLAYS CAPITAL INC.                       05-0346412        4,195,404
NOMURA                                      13-2642206        3,723,383
DEUTSCHE BANK SECURITIES, INC.              13-2730328        1,748,559






                                                             Sales by
                                            IRS Number      Registrant
Name of Entity                                           (000s omitted)
BANK OF AMERICA SECURITIES LLC              56-2058405       12,043,154
CITIGROUP, INC.                             52-1568099        4,947,172
GOLDMAN, SACHS & CO.                        13-5100880       31,578,391
GRAYBILL INVESTMENTS                        00-0000000                0
JPMORGAN CHASE & CO.                        13-3224016        9,073,041
CREDIT SUISSE FIRST BOSTON CORP.            13-5659485        8,140,472
MORGAN STANLEY CO INCORPORATED              13-2665598        5,266,111
BARCLAYS CAPITAL INC.                       05-0346412        4,297,767
NOMURA                                      13-2642206        3,028,423
DEUTSCHE BANK SECURITIES, INC.              13-2730328        2,864,710




23. Aggregate principal purchase/sale transactions of Registrant during current reporting period. (000s omitted) C. Total Purchases:
    338,785,719 D. Total Sales: 91,644,984

                               SCREEN NUMBER : 12